SECOND AMENDMENT TO

LIMITED LIABILITY COMPANY AGREEMENT

OF

CBD MEDIA HOLDINGS LLC

This SECOND AMENDMENT TO LIMITED LIABILITY COMPANY AGREEMENT OF CBD MEDIA HOLDINGS LLC (this “Amendment”), entered into as of March 19, 2007, upon a Majority Vote of the Voting Members and a majority of the Class C Units, amends the Limited Liability Company Agreement of CDB Media Holdings LLC, dated as of March 7, 2002, as subsequently amended, by and among the Members (the “Original Agreement”). Unless otherwise defined herein, all defined terms appearing in this Amendment shall have the meaning ascribed to them in the Original Agreement.

WHEREAS, on December 11, 2006, the members of CBD Media Holdings LLC (“CBD Media Holdings”) (including Douglas Myers, acting as attorney-in-fact on behalf of the holders of Class C Units), Local Insight Media, LLC (including its successor, Local Insight Media, L.P., “Local Insight”) and certain of its affiliates entered into a Contribution Agreement (the “Contribution Agreement”);

WHEREAS, pursuant to the Contribution Agreement, all of the members of CBD Media Holdings agreed to contribute their Class A, Class B and Class C Units in CBD Media Holdings to Local Insight in exchange for equity interests in Local Insight;

WHEREAS, the Contribution Agreement contemplates that the members of CBD Media Holdings will enter into a Partnership Agreement and a Registration Rights Agreement with respect to their investment in Local Insight;

WHEREAS, there will be other documents that the holders of Class C Units need to execute and deliver in order to consummate the transactions contemplated by the Contribution Agreement.

NOW, THEREFORE, BE IT RESOLVED, that an amendment to the Original Agreement is hereby proposed and adopted by a Majority Vote of the Voting Members in order to appoint Douglas Myers to act as attorney-in-fact for all of the Class C Members in connection with the Contribution Agreement and to ratify any and all acts taken by Mr. Myers on behalf of the Class C Members in connection with the Contribution Agreement as set forth herein (the “Amendment”);

RESOLVED FURTHER, that the undersigned Class C Unit Holders, holding a majority of the Class C Units, and each of them, desire to approve the Amendment;

RESOLVED FURTHER, for good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, the undersigned Members agree as follows that the Original Agreement is hereby amended to add the provision set forth on Exhibit A hereto.

RESOLVED FURTHER, that the officers of CBD Media Holdings be, and each of them hereby is, authorized, empowered and directed, in the name of the CBD Media Holdings and on behalf of CBD Media Holdings: (i) to execute and deliver or cause to be executed and delivered all such other documents, instruments, certificates and agreements, (ii) to make or cause to made all such filings, applications and registrations, (iii) to incur and to pay or cause to be incurred and paid all such fees and expenses, and (iv) to make or cause to be made all such arrangements and take or cause to be taken any and all such further actions, in each case, as they may determine to be necessary, desirable or advisable to carry out the purposes and intents of the foregoing resolutions, and the execution and delivery by such officers, or any one of them, of any such document, instrument, certificate or agreement or the payment of any such expenses or the doing by them of any act in connection with the foregoing matters shall conclusively establish their authority therefor and the approval of the documents, instruments, certificates or agreements so executed, the expenses so paid, the filings so made and the actions so taken; and

RESOLVED FURTHER, that the authority given hereunder shall be deemed retroactive and any and all acts authorized hereunder which were performed by any director, officer, agent, representative or attorney of CBD Media Holdings or any other person acting for or on behalf of CBD Media Holdings, are hereby ratified, confirmed and approved as to the date such actions were taken.

RESOLVED FURTHER, that this Amendment may be executed in one or more counterparts, each of which shall be deemed to be an original, but all of which together shall constitute one and the same instrument.

IN WITNESS WHEREOF, the undersigned Members have adopted this Amendment as of the date first above written.

[Signature Page Follows]

IN WITNESS WHEREOF, the undersigned have executed this Action by Written Consent as of the date first set forth above.

CBD INVESTOR, INC.
By: /s/ BRION APPLEGATE Name: Brion Applegate Title: Secretary
/s/ DOUGLAS MYERS DOUGLAS MYERS
_______________________ JOHN SCHWING
/s/ DAVID MILLER DAVID MILLER
/s/ VALERIE SCHMIDT VALERIE SCHMIDT
/a/ ANN FARMIGA ANN FARMIGA
/s/ JIM CARSON JIM CARSON
/s/ RICHARD HOFFMAN RICHARD HOFFMAN
/s/ MARY BETH MIDDENDORF MARY BETH MIDDENDORF
____________________________ JERRY GEARDING
/s/ SANDY PAUL SANDY PAULS
/s/ JOSEPH CAHALL JOSEPH CAHALL
/s/ JEREMY BURTON JEREMY BURTON

EXHIBIT A

SECOND AMENDMENT TO

LIMITED LIABILITY COMPANY AGREEMENT

OF

CBD MEDIA HOLDINGS LLC

Each Class C Member, irrevocably constitutes and appoints Douglas Myers as his or her true and lawful attorney-in-fact with full power and authority in its name, place and stead to execute, acknowledge, deliver, swear to, file and record at the appropriate public offices such documents as may be necessary or appropriate to carry out the provisions of, the Contribution Agreement dated as of December 11, 2006, by and among the members of CBD Media Holdings LLC (“CBD Media Holdings”), Local Insight Media, LLC (including its successor, Local Insight Media, L.P., “Local Insight”) and certain of its affiliates the (“Contribution Agreement”), including the Partnership Agreement of Local Insight, the Registration Rights Agreement and all other certificates, agreements, documents and other instruments, and all amendments thereto, which Douglas Myers deems appropriate.

The authority given hereunder shall be deemed retroactive and any and all acts authorized hereunder which were performed by any Douglas Myers as attorney-in-fact for the Class C Members (including the execution and delivery of the Contribution Agreement) are hereby ratified, confirmed and approved as to the date such actions were taken.

The appointment by the Class C Members of Douglas Myers as attorney-in-fact shall be deemed to be a power coupled with an interest, in recognition of the fact that each of the Class C Members will be relying upon the power of Douglas Myers to act as contemplated by this Agreement in any filing and other action by it on behalf of the Company, shall survive the Incapacity of any Person hereby giving such power, and the Transfer or assignment of all or any portion of the Class C Units of such Person, and shall not be affected by the subsequent Incapacity of the principal.

Except as amended hereby, all of the terms and conditions of the Original Agreement shall remain unmodified and in full force and effect.

On and after the date of this Amendment, any reference to the Original Agreement shall mean the Original Agreement as amended by this Amendment.